Exhibit 10.2

Anthem Incentive Compensation Plan

ANTHEM INCENTIVE COMPENSATION PLAN

Anthem, Inc., an Indiana corporation (the “Company”), has adopted the Anthem Incentive Compensation Plan (formerly named, the “WellPoint Incentive Compensation Plan”) (the “Plan”) for the benefit of non-employee directors of the Company and officers and eligible employees and consultants of the Company and any Subsidiaries and Affiliates (as each term defined below), as follows:

ARTICLE I.

ESTABLISHMENT; PURPOSES; AND DURATION

1.1 Establishment of the Plan. The Board of Directors (defined below) originally established and adopted the incentive compensation plan known as the “WellPoint 2006 Incentive Compensation Plan” on March 15, 2006 and it became effective on May 16, 2006 upon approval by the Company’s shareholders. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. The Plan is hereby amended and restated, effective December 2, 2014, to rename the Plan, the “Anthem Incentive Compensation Plan” and incorporate the First Amendment to the Plan.

1.2 Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the shareholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVII, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from May 20, 2009 (the “Effective Date”), the date the shareholders approved the Plan.

ARTICLE II.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Affiliate” means any entity other than the Company and any Subsidiary that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Employee or Non-Employee Director provides services to such an entity and not to the Company or a Subsidiary, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Code Section 409A, with respect to such individual; provided further that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of an Option or SAR to such an individual is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

2.2 “Annual Meeting” means the annual meeting of shareholders at which members of the Board are routinely elected.

2.3 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

2.4 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award granted to a Participant, as described in Article IX.

2.7 “Cause” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.8 “Change of Control” means the first to occur of the following events with respect to the Company:

(a) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Section 13(d) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary or affiliate of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Shares or of other voting securities representing 20% or more of the combined voting power of all voting securities the Company; provided, however, that (1) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 80% of both the common stock of such corporation and the combined voting power of the voting securities of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Shares and other voting securities of the Company immediately before such acquisition, in substantially the same proportion as their ownership of the Shares and other voting securities of the Company immediately before such acquisition; (2) if any person or group owns 20% or more but less than 30% of the combined voting power of the Shares and other voting securities of the Company and such person or group has a No Change of Control Agreement with the Company, no Change of Control shall be deemed to have occurred solely by reason of such ownership for so long as the No Change of Control Agreement remains in effect and such person or group is not in violation of the No Change of Control Agreement; and (3) once a Change of Control occurs under this Section 2.8(a), the occurrence of the next Change of Control (if any) under this Section 2.8(a) shall be determined by reference to a person or group other than the person or group whose acquisition of beneficial ownership created such prior Change of Control unless the original person or group has in the meantime ceased to own 20% or more of the Shares or other voting securities representing 20% or more of the combined voting power of all voting securities of the Company; or

(b) within any period of thirty-six (36) or fewer consecutive months individuals who, as of the first day of such period were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least 75% of the members of the Board; provided, however, that (1) any individual who becomes a member of the Board after the first day of such period whose nomination for election to the Board was approved by a vote or written consent of at least 75% of the members of the Board who are then Incumbent Directors shall be considered an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of the SEC under the Exchange Act) or an Imminent Change of Control or other transaction described in Section 2.8(a) or 2.8(c); and (2) once a Change of Control occurs under this Section 2.8(b), the occurrence of the next Change of Control (if any) under this Section 2.8(b) shall be determined by reference to a period of thirty-six (36) or fewer consecutive months beginning not earlier than the date immediately after the date of such prior Change of Control; or

(c) closing of a transaction which is any of the following:

(1) a merger, reorganization or consolidation of the Company (“Merger”), after which (A) the individuals and entities who were the respective beneficial owners of the Shares and other voting securities of the Company immediately before such Merger do not beneficially own, directly or indirectly, more than 60% of, respectively, the Shares or the combined voting power of the common stock and voting securities of the corporation resulting from such Merger, in substantially the same proportion as their ownership of the Shares and other voting securities of the Company immediately before such Merger;

(2) a Merger after which individuals who were members of the Board of Directors immediately before the Merger do not comprise a majority of the members of the Board of Directors of the corporation resulting from such Merger;

(3) a sale or other disposition by the Company of all or substantially all of the assets owned by it (a “Sale”) after which the individuals and entities who were the respective beneficial owners of the Shares and other voting securities of the Company immediately before such Sale do not beneficially own, directly or indirectly, more than 60% of, respectively, the Shares or the combined voting power of the common stock and voting securities of the transferee of substantially all of the Company’s assets in such Sale in substantially the same proportion as their ownership of the Shares and other voting securities of the Company immediately before such Sale;

(4) a Sale after which individuals who were members of the Board of Directors immediately before the Sale do not comprise a majority of the members of the board of directors of the transferee corporation that acquired substantially all of the Company’s assets; or

(5) a liquidation of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.10 “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.11 “Consultant” means an independent contractor or consultant who performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

2.12 “Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), and who is designated, either as an individual

Employee or a member of a class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) the first twenty-five percent (25%) of the Performance Period, as a “Covered Employee” under the Plan for such applicable Performance Period.

2.13 “Designated Percentage” has the meaning given such term in Section 11.2.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to or issued pursuant to an Award (including Restricted Stock Units) but that have not been issued or delivered, as described in Article XIII.

2.16 “Effective Date” shall have the meaning ascribed to such term in Section 1.3.

2.17 “Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. As further provided in Section 21.4, for purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.17 shall be considered an Employee for purposes of the Plan.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.19 “Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 6.3 and 6.9(c), such fair market value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that (a) if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported, or (b) if the Shares are admitted for listing on the New York Stock Exchange or other comparable market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last day preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

2.20 “Fees” means all cash amounts payable to a Non-Employee Director for services rendered as a director, including retainer fees, meeting fees and committee fees, but excluding travel and other out-of-pocket expense reimbursements.

2.21 “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.22 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.23 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.24 “Imminent Change of Control” means (a) the public announcement (whether by advertisement, press release, press interview, public statement, SEC filing or otherwise) of a proposal or offer which if consummated would be a Change of Control, (b) the making to a director or executive officer of the Company of a written proposal which if consummated would be a Change of Control, or (c) the approval by the Board of Directors or the stockholders of the Company of a transaction that upon closing would be a Change of Control.

2.25 “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.26 “Incumbent Directors” has the meaning given such term in Section 2.8(a)(ii).

2.27 “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.28 “Merger” has the meaning given such term in Section 2.8(c)(1).

2.29 “No Change of Control Agreement” means a legal, binding and enforceable agreement executed by and in effect between a person or all members of a group and the Company that provides that: (1) such person or group shall be bound by the agreement for the time period of not less than five (5) years from its date of execution; (2) such person or group shall not acquire beneficial ownership or voting control equal to a percentage of the Shares or the voting power of other voting securities of the Company that exceeds a percentage specified in the agreement which percentage shall in all events be less than 30%; (3) such person or group may not designate for election as directors a number of directors in excess of 25% of the number of directors on the Board; and (4) such person or group shall vote the Shares and other voting securities of the Company in all matters in the manner directed by the majority of the Incumbent Directors. If any agreement described in the preceding sentence is violated by such person or group or is amended in a fashion such that it no longer satisfies the requirements of the preceding sentence, such agreement shall, as of the date of such violation or amendment, be treated for purposes hereof as no longer constituting a No Change of Control Agreement.

2.30 “Non-Employee Director” means a Director who is not an Employee.

2.31 “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.32 “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.33 “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.34 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.35 “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

2.36 “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.37 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.38 “Performance Measure” means performance criteria or measures as described in Section 12.1 on which the performance goals described in Article XII are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify certain Awards as Performance-Based Compensation in accordance with Article XII.

2.39 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.40 “Performance Share” means an Award of a performance share granted to a Participant, as described in Article IX.

2.41 “Performance Unit” means an Award of a performance unit granted to a Participant, as described in Article IX.

2.42 “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

2.43 “Prior Plan” means the Anthem 2001 Stock Incentive Plan.

2.44 “Qualified Change of Control” means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

2.45 “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.46 “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant pursuant to Article VIII.

2.47 “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.48 “Sale” has the meaning given such term in Section 2.8(c)(3).

2.49 “SEC” means the Securities and Exchange Commission.

2.50 “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.51 “Share” means a share of common stock of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.52 “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.

2.53 “Stock Election” has the meaning given such term in Section 11.2.

2.54 “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.55 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.56 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.57 “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.

ARTICLE III.

ADMINISTRATION

3.1 General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence. Notwithstanding any other provision of the Plan to the contrary, any action or determination specifically affecting or relating to an Award granted to a Non-Employee Director, including under Article XI, shall be taken, or approved or ratified, by the Board.

3.2 Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than three (3) non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

3.3 Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a) select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c) determine the sizes and types of Awards;

(d) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(g) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, disability or in connection with a Change of Control and whether a leave constitutes a Termination;

(h) determine whether or not a Change of Control or an Imminent Change of Control shall have occurred and whether or not a Change of Control is a Qualified Change of Control;

(i) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(k) establish and administer any performance goals in connection with any Awards, including related Performance Measures or performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to Awards intended to qualify as Performance-Based Compensation were in fact satisfied;

(l) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(m) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(n) make all valuation determinations relating to Awards and the payment or settlement thereof;

(o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p) subject to the provisions of Article XVII, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(q) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(r) determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

(s) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4 Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5 Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6 Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.7 Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN AND AWARD LIMITS

4.1 Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.3, the total number of Shares that may be delivered pursuant to Awards under the Plan as of the Effective Date shall be sixty million sixty-eight thousand three hundred and thirty-four (60,068,334) Shares (the “Share Reserve”), which represents the sum of (a) twenty million (20,000,000) Shares authorized under the original Plan, plus (b) thirty-three million (33,000,000) Shares authorized under this amendment and restatement of the Plan, plus (c) seven million sixty-eight thousand, three hundred and forty-four (7,068,344) Shares available for issuance pursuant to the Prior Plan, as previously approved by the shareholders of the Company, on May 16, 2006. The Share Reserve shall be increased by any Shares allocable to outstanding stock options or other awards under the Prior Plan which expire, are forfeited or otherwise terminate unexercised after May 16, 2006. For purposes of this Section 4.1, (d) each Share delivered pursuant to an Option shall reduce the Share Reserve by one (1) Share; (e) each Share subject to the exercised portion of a SAR (whether the distribution upon exercise is made in cash, Shares or a combination of cash and Shares) shall reduce the Share Reserve by one (1) Share, other than an SAR that, by its terms, from and after the grant date thereof, is payable only in cash, in which case the Share Reserve shall not be reduced; (f) each Share delivered pursuant to a Restricted Stock Unit Award, Performance Share Award, Performance Unit Award, or Other Stock-Based Award shall reduce the Share Reserve by one and sixty-seven one hundredths (1.67) Shares for Awards granted on or after the Effective Date and by two (2) Shares for Awards granted prior to the Effective Date; (g) each Share delivered pursuant to a Restricted Stock Award without a purchase price, or with a per-Share purchase price lower than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award, shall reduce the Share Reserve by one and sixty-seven one hundredths (1.67) Shares for Awards granted on or after the Effective Date and by two (2) Shares for Awards granted prior to the Effective Date; (h) each Share delivered pursuant to a Restricted Stock Award with a per-Share purchase price at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award shall reduce the Share Reserve by one (1) Share; and (i) to the extent that a distribution pursuant to an Award is made in cash, other than pursuant to an Award that by its terms, from and after the grant date thereof, is payable only in cash, the Share Reserve shall be reduced by the number of Shares subject to the redeemed, paid or exercised portion of such Award. Subject to the immediately preceding sentence and, in the case of ISOs, any limitations applicable thereto under the Code, any Shares that are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, and any Shares that are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan. However, notwithstanding any other provisions of this Section 4.1 to the contrary, (i) Shares withheld or tendered to pay the exercise price or withholding taxes with respect to an outstanding Award shall not again be made available for issuance pursuant to Awards under the Plan, and (ii) the payment of cash dividends or Dividend Equivalents in cash in connection with Awards shall not reduce the Share Reserve. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock

Options granted under the Plan shall be equal to twenty-seven million (27,000,000) Shares, as adjusted pursuant to this Section 4.1, but without application of the foregoing provisions of this sentence. From and after May 16, 2006, no further grants or awards were made under the Prior Plan; however, grants or awards made under the Prior Plan before May 16, 2006 shall continue in effect in accordance with their terms.

4.2 Award Limits. The following limits shall apply to grants of all Awards under the Plan:

(a) Options: The maximum aggregate number of Shares that may be subject to Options granted in any two consecutive Fiscal Years to any one Participant shall be four million (4,000,000) Shares.

(b) SARs: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted in any two consecutive Fiscal Years to any one Participant shall be four million (4,000,000) Shares. Any Shares covered by Options which include Tandem SARs granted to one Participant in any two consecutive Fiscal Years shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such two consecutive Fiscal Years.

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any two consecutive Fiscal Years to any one Participant shall be two million (2,000,000) Shares.

(d) Performance Shares or Performance Units: The maximum aggregate grant with respect to Awards of Performance Shares or Performance Units granted in any two consecutive Fiscal Years to any one Participant shall be two million (2,000,000) Shares.

(e) Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards made in any two consecutive Fiscal Years to any one Participant shall not exceed fifteen million dollars ($15,000,000).

(f) Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards made in any two consecutive Fiscal Years to any one Participant shall be two million (2,000,000) Shares (or cash amounts based on the value of such number of Shares).

To the extent required by Section 162(m) of the Code, Shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the Award limits set forth in Section 4.2; and other value determinations applicable to outstanding Awards; provided, however that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods, subject to the requirements of Article XII in the case of Awards intended to qualify as Performance-Based Compensation. Any adjustment, substitution or change pursuant to this Section 4.3 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise, and any such adjustment that is made with respect to an Award that provides for Performance-Based Compensation shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Section 162(m) of the Code. The Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. All determinations of the Committee as to adjustments or changes under this Section 4.3 shall be conclusive and binding on the Participants.

4.4 No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Shares or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, (iii) the occurrence of any capital change described in Section 4.3 or (iv) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the Option Price, Grant Price or purchase price per share applicable to any Award, unless the Committee shall determine, in its discretion, that an adjustment is necessary or appropriate.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9(a).

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Participant at a particular Option Price.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3 Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant, subject to the respective last sentences of Sections 6.5 and 6.9(c).

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Optionee’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVIII. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless (broker-assisted) exercise that complies with all applicable laws. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 21.9. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7 Rights as a Shareholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8 Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee or Non-Employee Director, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become newly exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5.

6.9 Limitations on Incentive Stock Options.

(a) General. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Shareholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2 Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.5 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted, subject to the last sentence of Section 6.5 in the case of a Tandem SAR.

7.7 Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8 Rights as a Shareholder. A Participant receiving a SAR shall have the rights of a Shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

7.9 Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE VIII.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a shareholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee. Restricted Stock Units shall be similar to Restricted Stock, except no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units.

8.2 Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3 Nontransferability of Restricted Stock. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4 Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5 Delivery of Shares, Payment of Restricted Stock Units. Subject to Section 21.9, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment, as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

8.6 Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.3, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

8.9 Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

8.10 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

ARTICLE IX.

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

9.1 Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2 Value of Performance Units, Performance Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

9.3 Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award not intended to qualify as Performance-Based Compensation.

9.4 Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 21.9. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Rights as a Shareholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a shareholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

9.7 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit, Performance Share and/or Cash-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Share, Performance Unit or Cash-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

ARTICLE X.

OTHER STOCK-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

10.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

10.4 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

10.5 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Other Stock-Based Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

ARTICLE XI.

NON-EMPLOYEE DIRECTOR FEES IN SHARES OR OTHER AWARDS

11.1 Payment of Fees in Shares or Other Awards. The Board may determine to pay a Non-Employee Director up to 100% of his or her Fees as an Other Stock-Based Award denominated in Shares, or another type of Award, or otherwise make Awards in lieu of all or any portion of his or her Fees. Except as otherwise provided in this Article XI, the percentage of Fees to be paid in such Shares or other Awards to Non-Employee Directors, or the amount of an Award in lieu of Fees, during each calendar quarter shall be determined by the Board on or prior to the first day of such quarter. If such an Award to be issued as Fees is based on a percentage of such Fees, the number of Shares subject to such Award shall be determined by multiplying such percentage by the amount of such Fees otherwise payable in cash for such quarter and dividing the product by the Fair Market Value of the Shares on the first day of such quarter. If this formula produces a fractional Share, the Non-Employee Director shall be paid in cash the Fair Market Value of the fractional Share.

11.2 Election to Receive Fees in Shares or Other Awards. To the extent permitted by the Board, a Non-Employee Director may elect to receive up to 100% of his or her Fees (not otherwise payable in Shares or any other Award pursuant to Section 11.1) as an Other Stock-Based Award denominated in Shares or another type of Award, or otherwise elect to receive an Award in lieu of all or any portion of his or her Fees (not otherwise payable in Shares or any other Award pursuant to Section 11.1) (a “Stock Election”). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting. Except as provided in this Article XI, such a Stock Election shall apply to Fees payable to the Non-Employee Director in respect of Board and/or committee service during the period commencing on the date of such Annual Meeting and ending on the day before the next Annual Meeting, and a Non-Employee Director may revoke a Stock Election by delivering written notice of such revocation to the Corporate Secretary of the Company prior to the last day of any calendar quarter with respect to all calendar quarters beginning after delivery of such notice of revocation. A Stock Election may specify the applicable percentage of the Fees that the Non-Employee Director wishes to receive in Shares or other applicable Award (the “Designated Percentage”). If a Stock Election specifying a Designated Percentage is made, then not later than the first day of the applicable calendar quarter, the number of Shares subject to the Award to be issued in lieu of the Non-Employee Director’s Fees pursuant to such Stock Election shall be determined by multiplying the Designated Percentage by the amount of Fees otherwise payable in cash for such quarter and dividing that product by the Fair Market Value of the Shares on the first day of such quarter. If this formula produces a fractional Share, the Non-Employee Director shall be paid in cash the Fair Market Value of the fractional Share.

11.3 Timing of Determinations or Elections. If required by the Board, determinations or elections concerning the percentage of Fees payable in Awards other than Shares, or the amount of any such Awards payable in lieu of Fees, shall be made prior to the commencement of the calendar year in which an Non-Employee Director performs the services to which such Fees relate, and any such determination or election shall be irrevocable with respect to such Fees for services performed during such calendar year.

ARTICLE XII.

PERFORMANCE MEASURES

12.1 Performance Measures. The objective performance goals upon which the granting, payment and/or vesting of Awards to Covered Employees that are intended to qualify as Performance-Based Compensation may occur shall be based on any one or more of the following Performance Measures selected by the Committee:

(a) asset growth;

(b) combined net worth;

(c) debt to equity ratio;

(d) earnings per share;

(e) revenue growth;

(f) investment performance;

(g) operating income (with or without investment income or income taxes);

(h) cash flow;

(i) margin;

(j) net income, before or after taxes;

(k) earnings before interest, taxes, depreciation and/or amortization;

(l) return on total capital, equity, revenue or assets;

(m) medical loss ratio;

(n) number of medical or specialty policyholders, members or insured;

(o) quality of service metrics;

(p) customer service metrics;

(q) productivity;

(r) administrative expense management;

(s) improved health of members, including enrollment in disease management programs;

(t) economic profit;

(u) shareholder value added;

(v) stock price appreciation or total shareholder return;

(w) medical and/or specialty market share;

(x) medical and/or specialty penetration rate or uninsured rate;

(y) specialty earnings as a percent of total earnings;

(z) associate perceptions or turnover;

(aa) consumer perceptions of the Company or the Company’s industry; and

(ab) merger integration synergies.

Such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for performance-based compensation, and may be set forth in the applicable Award Agreement. Any Performance Measures may be used to measure the performance of the Company, its Affiliates, and/or Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any relevant Performance Measure as compared to various stock market indices, or growth rates, or trends. The Performance Measures shall not include or derive from the number or frequency of (i) denials of authorization for benefit coverage; or (ii) reductions or limitations on hospital lengths of stay, medical services or charges. Performance Measures shall not be designed, construed or used to incentivize the withholding of medically necessary services or the denial of benefits to which members are entitled.

12.2 Evaluation of Performance. Notwithstanding any other provision of the Plan, payment or vesting of any such Award that is intended to qualify as Performance-Based Compensation shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided in Section 12.3. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) historic environmental obligations, (e) changes in tax law or rate, including the impact on deferred tax liabilities, (f) uninsured catastrophic property losses, (g) the cumulative effect of changes in accounting principles, (h) extraordinary items described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s Annual Report on Form 10-K, (i) acquisitions occurring after the start of a Performance Period or unbudgeted costs incurred related to future acquisitions, (j) operations discontinued, divested or restructured during the Performance Period, including severance costs, (k) gains or losses on refinancing or extinguishment of debt, and (l) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is intended to qualify as Performance-Based Compensation, (a) the Committee may adjust downwards, but not upwards, any amount payable, or other benefits granted, issued, retained and/or vested pursuant to such an Award on account of satisfaction of the applicable performance goals on the basis of such further considerations as the Committee in its discretion shall determine, and (b) the Committee may not waive the achievement of the applicable performance goals, except in the case of the Participant’s death, disability or a Change of Control.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting of such Awards on performance measures other than those set forth in Section 12.1.

ARTICLE XIII.

DIVIDEND EQUIVALENTS

13.1 Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 21.6. The Committee may also grant Dividend Equivalents based on the dividends that would have been declared on Restricted Stock Units or Performance Units had such Units been Shares of Restricted Stock or Performance Units, as the case may be. In the event that payment or settlement of an Award is contingent on achievement of performance goals, no Dividend Equivalents shall be paid on any unearned portion of the Award. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable, terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Unless the Award Agreement provides otherwise, Dividend Equivalents shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A). Any Dividend Equivalents that are accumulated and paid after the date specified in the preceding sentence shall be explicitly set forth in a separate arrangement that provides for the payment of the dividend equivalents at a time and in a manner that satisfies the requirements of Code Section 409A. No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

ARTICLE XIV.

TRANSFERABILITY OF AWARDS

14.1 Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

14.2 All Other Awards. Except as otherwise provided in Section 8.5 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 14.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the shareholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 14.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. A Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 14.2 shall be void and unenforceable against the Company.

ARTICLE XV.

RIGHTS OF PARTICIPANTS

15.1 Rights or Claims. No individual shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, nothing contained in the Plan or in any Award Agreement shall be deemed to:

(a) Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b) Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c) Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d) Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(e) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

15.2 Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

15.3 Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

15.4 No Effects on Benefits. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

15.5 One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

ARTICLE XVI.

CHANGE OF CONTROL

16.1 Treatment of Outstanding Awards. In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Options, SARs and Other Stock-Based Awards (if applicable) which are outstanding shall become exercisable as determined by the Committee, notwithstanding anything to the contrary in the Award Agreement; provided, however, that if the surviving or successor corporation to the Company, or any parent or subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change of Control, does not agree to assume, or substitute equivalent options or other awards for, such Options, SARs or Other Stock-Based Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change of Control, or as of such earlier date as the Committee may prescribe, any and all Options, SARs and Other Stock-Based Awards (if applicable) which are outstanding shall immediately become fully exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(b) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that restrictions, performance goals or other conditions applicable to Restricted Stock Units, Shares of Restricted Stock and Other Stock-Based Awards previously awarded to Participants shall be canceled or deemed achieved, the Period of Restriction applicable thereto shall terminate, and restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Shares of Restricted Stock shall lapse, in each case, to the extent provided by the Committee, notwithstanding anything to the contrary in the Award Agreement; provided, however, that if the surviving or successor corporation to the Company, or any parent or subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change of Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change of Control, any restrictions, performance goals or other conditions applicable to Restricted Stock Units, Shares of Restricted Stock and Other Stock-Based Awards previously awarded to Participants shall be immediately canceled or deemed achieved, the Period of Restriction applicable thereto shall immediately terminate, and all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Shares of Restricted Stock shall immediately lapse, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, in whole or in part, immediately become vested and nonforfeitable; provided, however, that if the surviving or successor corporation to the Company, or any parent or subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change of Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change of Control, all Awards which are outstanding shall immediately become fully vested and nonforfeitable.

(d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), as determined by the Committee, immediately prior to the effective date of the Change of Control. Notwithstanding the immediately preceding sentence to the contrary, if the surviving or successor corporation to the Company, or any parent or subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change of Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the effective date of the Change of Control, unless actual performance exceeds the target, in which case actual performance shall be used, and (i) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control, and (ii) Awards denominated in cash shall be paid pro rata to applicable Participants in cash within thirty (30) days following the effective date of the Change of Control, with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(e) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of such Change of Control, that any Award the payment or settlement of which was deferred under Section 21.6 or otherwise may be paid or distributed immediately prior to the Change of Control, except as otherwise provided by the Committee in accordance with Section 16.1(f); provided, however, that if the surviving or successor corporation to the Company, or any parent or subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change of Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then any such Award shall be paid or distributed immediately prior to such Change of Control, except as otherwise provided by the Committee in accordance with Section 16.1(f).

(f) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(g) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(h) The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

16.2 No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or 16.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XVI need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding any provision of Section 16.1 to the contrary, no actions of the Committee under Section 16.1 shall materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant unless otherwise provided in the applicable Award Agreement. Notwithstanding the adjustments described in Section 16.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XVI shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

16.3 Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of Section 16.1(h), the last sentence of Section 17.1 and Section 17.2) or any Award Agreement provision, the provisions of this Article XVI may not be terminated, amended, or modified on or after the date of a Change of Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

16.4 Compliance with Section 409A. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (a) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (b) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (c) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (b), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. Additionally, the Committee shall not take any action pursuant to this Article XVI that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section409A to fail to satisfy the requirements of Code Section 409A.

ARTICLE XVII.

AMENDMENT, MODIFICATION, AND TERMINATION

17.1 Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a) except as is provided in Section 4.3, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.2;

(b) except as is provided in Section 4.3, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

(c) change the class of persons eligible to receive Awards under the Plan;

(d) change the Performance Measures set forth in Section 12.1;

(e) extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable; or

(f) otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), and/or so that any Award that is intended to qualify as Performance-Based Compensation shall qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except as is provided in Section 4.3, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise, and any such adjustment that is made with respect to an Award that is intended to qualify as Performance-Based Compensation shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision). Additionally, neither the Board nor the Committee shall not make any adjustment pursuant to this Article XVII that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

ARTICLE XVIII.

TAX WITHHOLDING AND OTHER TAX MATTERS

18.1 Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

18.2 Withholding or Tendering Shares. Without limiting the generality of Section 18.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

18.3 Restrictions. The satisfaction of tax obligations pursuant to this Article XVIII shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

18.4 Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

18.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

18.6 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ARTICLE XIX.

LIMITS OF LIABILITY; INDEMNIFICATION

19.1 Limits of Liability.

(a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

19.2 Indemnification. Subject to the requirements of Indiana law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XX.

SUCCESSORS

20.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XXI.

MISCELLANEOUS

21.1 Drafting Context. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

21.2 Forfeiture Events.

(a) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment in the event of the Participant’s Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4 Transfer, Leave of Absence. For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code). The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an Employee, Non-Employee Director or Consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an Employee to a Consultant or a Non-Employee Director, or vice versa; and (e) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section 422 applicable to any ISOs and Code Section 409A applicable to any Options and SARs.

21.5 Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVIII, in accordance with the Plan and such Participant’s Award Agreement.

21.6 Deferrals. To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a shareholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 4.3; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose. Notwithstanding any provisions of the Plan to the contrary, in no event shall any deferral under this Section 21.6 be permitted if the Committee determines that such deferral would result in the imposition of additional tax under Code Section 409A of the Code.

21.7 No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

21.8 Section 16 of Exchange Act and Code Section 162(m). Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of the Plan or an Award Agreement, any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be subject to any applicable limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder (including any amendment to the foregoing) that are requirements for qualification as “other performance-based compensation” as described in Code Section 162(m)(4)(C), and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements and no action of the Committee that would cause such Award not to so qualify shall be effective.

21.9 Requirements of Law; Limitations on Awards.

(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d) Upon termination of any period of suspension under this Section 21.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

21.10 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

21.11 Governing Law. The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the state of Indiana, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Indiana, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

21.12 Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

21.13 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

21.14 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.15 No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

21.16 Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

21.17 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Consultants or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees, Consultants and/or Non-Employee Directors outside the United States are eligible to participate in the Plan;

(c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.17 by the Committee shall be attached to the Plan as appendices; and

(e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

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